                                                                   Exhibit 10.14


                        RESEARCH COLLABORATION AGREEMENT



                                 ATHERSYS, INC.


                                      AND

                                GENE-CELL, INC.

                                TABLE OF CONTENTS


                                                                                                               PAGE

1.       DEFINITIONS..............................................................................................1

         1.1      "Affiliate".....................................................................................1

         1.2      "Athersys Know How".............................................................................1

         1.3      "Athersys Patents"..............................................................................2

         1.4      "Athersys Reagents".............................................................................2

         1.5      "Athersys SMC Technology".......................................................................2

         1.6      "Collaboration Discovery".......................................................................2

         1.7      "Collaboration Product".........................................................................2

         1.8      "Confidential Information"......................................................................2

         1.9      "Control" or "Controlled".......................................................................2

         1.10     "Gene-Cell Technology"..........................................................................2

         1.11     "Gene-Cell Know How"............................................................................2

         1.12     "Gene-Cell Patents".............................................................................2

         1.13     "Improvement"...................................................................................2

         1.14     "Information"...................................................................................3

         1.15     "Joint Inventions"..............................................................................3

         1.16     "Joint Research Committee" or "JRC".............................................................3

         1.17     "Joint Patents".................................................................................3

         1.18     "Other Product".................................................................................3

         1.19     "Patents".......................................................................................3

         1.20     "Pre-existing Technologies".....................................................................3

         1.21     "Product Candidate".............................................................................3

         1.22     "Research Information"..........................................................................3

         1.23     "Research Instituion"...........................................................................4

         1.24     "Research Program"..............................................................................4

         1.25     "Research Protocol".............................................................................4

         1.26     "Third Party"...................................................................................4

2.       RESEARCH PROGRAM.........................................................................................4

         2.1      General.........................................................................................4

         2.2      Conduct of Research.............................................................................4

         2.3      Exchange of Material and Information............................................................4





                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE

         2.4      Joint Research Committee........................................................................5

         2.5      Records and Reports.............................................................................5

                  (a)      Records................................................................................5

                  (b)      Copies and Inspection of Records.......................................................5

                  (c)      Quarterly Reports......................................................................5

         2.6      Research Program Term...........................................................................6

3.       DEVELOPMENT OF COLLABORATION DISCOVERIES.................................................................6

         3.1      General.........................................................................................6

         3.2      Determination of Product Candidates and Collaboration Discoveries...............................6

         3.3      Rights to Develop and Commercialize.............................................................6

         3.4      Co-Development by the Parties...................................................................7

                  (a)      General................................................................................7

                  (b)      Withdrawal by One Party................................................................7

                  (c)      Withdrawal of Both Participating Parties...............................................7

         3.5      Development and Commercialization by One Party..................................................7

         3.6      License to Third Parties........................................................................8

         3.7      Failure to Disclose Research Information........................................................8

4.       LICENSES AND LIMITATIONS.................................................................................8

         4.1      Grant by Athersys...............................................................................8

         4.2      Grant by Gene-Cell..............................................................................8

         4.3      Commercial Licenses.............................................................................8

         4.4      Limitations.....................................................................................8

5.       INTELLECTUAL PROPERTY....................................................................................9

         5.1      Ownership.......................................................................................9

                  (a)      Athersys Intellectual Property.........................................................9

                  (b)      Gene-Cell Intellectual Property........................................................9

                  (c)      Joint Intellectual Property............................................................9

         5.2      Patent Prosecution and Maintenance; Abandonment.................................................9

                  (a)      Pre-existing Technologies..............................................................9

                  (b)      Joint Inventions.......................................................................9

                  (c)      Improvements..........................................................................10





                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE

         5.3      Enforcement of Patent Rights...................................................................10

                  (a)      Pre-Existing Technologies.............................................................10

                  (b)      Joint Patents.........................................................................10

6.       CONFIDENTIALITY.........................................................................................10

         6.1      Confidential Information.......................................................................10

         6.2      Authorized Disclosure..........................................................................11

         6.3      Public Disclosure..............................................................................11

         6.4      Confidential Terms.............................................................................12

7.       REPRESENTATIONS AND WARRANTIES..........................................................................12

         7.1      Athersys.......................................................................................12

         7.2      Gene-Cell......................................................................................12

         7.3      Disclaimer of Warranties.......................................................................12

8.       DISPUTE RESOLUTION......................................................................................12

         8.1      Mediation......................................................................................12

         8.2      Arbitration....................................................................................13

9.       INDEMNIFICATION.........................................................................................13

         9.1      Gene-Cell......................................................................................13

         9.2      Athersys.......................................................................................13

         9.3      Procedure......................................................................................13

10.      TERMINATION.............................................................................................14

         10.1     Termination for Cause..........................................................................14

         10.2     Termination Upon Merger or Acquisition.........................................................14

         10.3     Termination Without Cause......................................................................14

         10.4     Effect of Termination..........................................................................14

                  (a)      Accrued Rights and Obligations........................................................14

                  (b)      Return of Confidential Information....................................................14

                  (c)      Survival..............................................................................14

11.      MISCELLANEOUS...........................................................................................15

         11.1     Governing Law..................................................................................15

         11.2     Independent Contractors........................................................................15

         11.3     Assignment.....................................................................................15



                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                               PAGE

         11.4     Notices........................................................................................15

         11.5     Force Majeure..................................................................................15

         11.6     Advice of Counsel..............................................................................15

         11.7     Compliance with Laws...........................................................................15

         11.8     Further Assurances.............................................................................16

         11.9     Severability...................................................................................16

         11.10    Waiver.........................................................................................16

         11.11    Complete Agreement.............................................................................16

         11.12    Use of Name....................................................................................16

         11.13    Headings.......................................................................................16

         11.14    Counterparts...................................................................................16




                        RESEARCH COLLABORATION AGREEMENT

THIS RESEARCH COLLABORATION AGREEMENT (the "Agreement") is made and entered into as of September 20, 2000 (the "Effective Date") by and between ATHERSYS, INC., a Delaware corporation having its principal offices at 3201 Carnegie Avenue, Cleveland, Ohio, 44115, on behalf of itself and its wholly owned subsidiary, Advanced Biotherapeutics, Inc. ("Athersys"), and GENE-CELL, INC., a Nevada corporation having its principal offices at 1010 Hercules Ave. Houston, TX 77058 ("Gene-Cell"). Athersys and Gene-Cell are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         A. Athersys owns technology and intellectual property rights relating to its techniques referred to as Synthetic Microchromosome vector, set forth in Exhibit D, which was developed by or on behalf of Athersys either through its internal research efforts or through the Supported Research Agreement between Athersys and Case Western Reserve University.

         B. Cell-Gene has intellectual property rights and expertise in microinjection technology as set forth in exhibit E.

         C. The Parties now wish to establish a research collaboration for determining whether Athersys' Synthetic Microchomosome vectors can be microinjected into human stem cells or other cell types using Gene-Cell's microinjection technologies and techniques, and, if successful, whether the parties should further develop and commercialize the joint technology for gene therapy applications. To this end, the Parties executed a Letter of Intent dated February 22, 2000 (the "Letter") and a Collaboration Term Sheet dated September 8, 2000 (the "Term Sheet"). This Agreement is the "more fully defined collaboration agreement" that incorporates the terms of and supersedes the Letter and Term Sheet.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

1.       DEFINITIONS

         As used herein, the following capitalized terms shall have the following meanings (with terms defined in the singular having the same meanings when used in the plural):

         1.1 "AFFILIATE" shall mean, with respect to a Party, any corporation or other entity that directly or indirectly controls, is controlled by or is under the common control with such Party. For the purpose of this definition, "control" shall mean (a) the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or (b) if such amount of ownership of a foreign entity is not permitted by law, ownership of the maximum amount of such entity as permitted by law, or (c) the actual ability to control and direct the management of the subject entity.

         1.2 "ATHERSYS KNOW HOW" shall mean any Information that is Controlled by Athersys during the term of this Agreement and relates to Athersys's SMC Technology and use thereof, and including any Improvements thereto, but excluding Athersys Patents.


                                       1.

         1.3 "ATHERSYS PATENTS" shall mean all Patents that are Controlled by Athersys during the term of the Agreement and claim any aspect of the SMC Technology and use thereof, including but not limited to U.S. Patent number 5,695,967.

         1.4 "ATHERSYS REAGENTS" shall mean those specific materials relating to the Athersys SMC Technology and necessary to Gene-Cell's work under the Research Program, as generally specified therein.

         1.5 "ATHERSYS SMC TECHNOLOGY" means the Synthetic Microchromosome vector technology owned by Athersys and generally described in Exhibit E hereto.

         1.6 "COLLABORATION DISCOVERY" shall mean any Research Information (excluding Improvements) that the JRC determines may have commercial or research potential, as provided in Section 3.2.

         1.7 "COLLABORATION PRODUCT" shall mean any Research Information (excluding Improvements) that the JRC determines may have commercial or research potential, as provided in Section 3.2.

         1.8 "CONFIDENTIAL INFORMATION" shall mean: (a) any proprietary or confidential information or material in tangible form disclosed by a Party hereunder that is (i) marked as "Confidential" at the time it is delivered to the receiving Party, or (ii) designated as confidential or proprietary in a written memorandum executed by the disclosing Party within thirty (30) days of disclosure; or (b) any proprietary or confidential information disclosed orally by a Party hereunder that is identified as confidential or proprietary when disclosed and in a written memorandum delivered by the disclosing Party to the Receiving Party within thirty (30) days of such oral disclosure.

         1.9 "CONTROL" OR "CONTROLLED" shall mean, with respect to any material, Information or intellectual property right, that a Party owns or has a license to such material, Information or intellectual property right and has the ability to grant to the other Party the licenses or sublicenses thereto as provided for herein without violating the terms of any agreement with any Third Party.

         1.10 "GENE-CELL TECHNOLOGY" shall mean the Gene-Cell's microinjection technology generally described in Exhibit E attached hereto, as such exhibit may be amended by agreement of the Parties.

         1.11 "GENE-CELL KNOW HOW" shall mean any Information that is Controlled by Gene-Cell during the term of this Agreement and that pertains to the Gene-Cell Technology and any improvements thereto, but excluding Gene-Cell Patents.

         1.12 "GENE-CELL PATENTS" shall mean all Patents that are Controlled by Gene-Cell during the term of the Agreement and claim any aspect of the Gene-Cell Technology and use thereof.

         1.13 "IMPROVEMENT" shall mean any Information or technical or scientific advance developed by either Party (or by any Research Institution), or jointly, pursuant to this Agreement

                                       2.

comprising an improvement, modification or enhancement to the Gene-Cell Know-How, Gene-Cell Patents, Gene-Cell Technology, Athersys Know-How, Athersys SMC Technology, or Athersys Patents.

         1.14 "INFORMATION" shall mean information, results and/or data of any type whatsoever, in any tangible or intangible form whatsoever, including without limitation, databases, inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions.

         1.15 "JOINT INVENTIONS" shall mean all inventions arising from the Research Program other than Pre-existing Technologies and Improvements to the Athersys Know-How, Athersys Patents, Athersys SMC Technology, Gene-Cell Know-How, Gene-Cell Patents, Gene-Cell Technology.

         1.16 "JOINT RESEARCH COMMITTEE" OR "JRC" has the meaning set forth in
Section 2.4.

         1.17 "JOINT PATENTS" shall mean any and all Patents (which shall be deemed to include certificates of invention and applications for certificates of invention) that claim any invention within Research Information, or Joint Inventions, and including all divisions, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates or the like of any of the foregoing Patents and foreign equivalents thereof, but excluding from the foregoing any and all Patents to the extent such Patents claim an Improvement.

         1.18 "OTHER PRODUCT" shall mean a composition of matter (such as a compound or other substance) that comprises or is based on one or more Collaboration Discoveries and is determined by the JRC under this Agreement to be a candidate for development into a therapeutic, prophylactic, diagnostic or research product, but excluding all Product Candidates.

         1.19 "PATENTS" shall mean all issued United States and foreign patents (including all reissues, extensions, substitutions, re-examinations, supplementary protection certificates and the like, and patents of addition) and pending United States and foreign patent applications (including, without limitation, all provisional and nonprovisional applications and all continuations, continuations-in-part and divisions thereof).

         1.20 "PRE-EXISTING TECHNOLOGIES" shall mean, as to Gene-Cell, the Gene-Cell Know-How, Gene-Cell Patents and , Gene-Cell Technology and as to Athersys, the Athersys Know-How, Athersys SMC Technology and Athersys Patents.

         1.21 "PRODUCT CANDIDATE" shall mean a material of potential commercial value that comprises or is based on one or more Collaboration Discoveries and is determined by the JRC under this Agreement to be a candidate for development into a therapeutic or prophylactic product.

         1.22 "RESEARCH INFORMATION" shall mean all Information, and all intellectual property rights therein, conceived or reduced to practice by the Parties, solely or jointly, pursuant to work



                                       3.

conducted under the Research Program, other than the Athersys Know-How, Athersys Patents, Athersys SMC Technology, Gene-Cell Know-How, Gene-Cell Patents, Gene-Cell Technology including all Improvements to each.

         1.23 "RESEARCH INSTITUTION" has the meaning set forth in Section 2.1.

         1.24 "RESEARCH PROGRAM" shall mean the program of collaborative research to be conducted by the Parties pursuant to the Agreement in accordance with the Research Protocol. The Research Program may be modified or amended from time to time upon the mutual written agreement of the authorized representatives of the Parties, by a written amendment of the Research Protocol.

         1.25 "RESEARCH PROTOCOL" shall mean the agreed plan for the collaborative research activities of the Parties under this Agreement, attached hereto as Exhibit A, as such plan may be modified or amended pursuant to Section 2.2.

         1.26 "THIRD PARTY" means any entity other than Athersys, Gene-Cell or an Affiliate of either of them.


2.       RESEARCH PROGRAM

         2.1 GENERAL. Athersys and Gene-Cell agree to conduct the Research Program in accordance with Research Protocol and the other terms and conditions of this Agreement. Subject to the foregoing, Athersys may engage one or more research institutions as Athersys may deem necessary and appropriate ("Research Institutions"), subject to Gene-Cell's approval, which shall not be unreasonably withheld, to perform certain of Athersys' obligations under the Research Program; provided, however, that such Research Institution shall perform such work in compliance with the terms and conditions of this Agreement. Subject to the first sentence of this Section 2.1, Gene-Cell may engage one or more of its Affiliates to perform certain of Gene-Cell's obligations under the Research Program; provided, however, that such Affiliates shall perform such work in compliance with the terms and conditions of this Agreement and subject to the approval of Athersys, such approval not to be unreasonably withheld.

         2.2 CONDUCT OF RESEARCH. Athersys and Gene-Cell each shall conduct its obligations under the Research Program in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations and applicable industry standard laboratory practices to attempt to achieve their objectives efficiently and expeditiously. Athersys and Gene-Cell shall each proceed diligently with the work set out in the Research Program by using their respective good faith efforts in accordance with the Research Protocol, and as managed by the JRC. The JRC may amend or modify, in writing, the Research Protocol.

         2.3 EXCHANGE OF MATERIAL AND INFORMATION. Promptly after execution of this Agreement, Athersys shall supply to Gene-Cell the Athersys Know-How that Athersys determines is needed for Gene-Cell's work, the Athersys Reagents, and any other material and information specified to be provided by Athersys in the Research Protocol. Gene-Cell shall promptly disclose to Athersys during the term of this Agreement the Gene-Cell Know-How that may be necessary or useful to Athersys in the performance of the Research Program, or as otherwise required by the Agreement. As more fully outlined in the Research Protocol, Gene-



                                       4.

Cell shall, microinject vectors from the Athersys SMC Technology into appropriate host cells and provide those injected cells and related data and information to Athersys, which shall analyze and characterize the cultured stem cells or other human cells containing the microinjected SMC vectors that it receives from Gene-Cell.

         2.4 JOINT RESEARCH COMMITTEE. The Parties shall form a Joint Research Committee ("JRC") that shall be composed of two scientific representatives appointed by each Party. The Athersys representatives shall initially be Gil Van Bokkelen, and Joydeep Basu; and the Gene-Cell representatives shall initially be Brian Davis and Judith Yannariello-Brown. From time to time, each Party may substitute one or more of its representatives effective upon notice to the other Party. It is anticipated that these representatives shall have the appropriate technical credentials and knowledge, and ongoing familiarity with the Research Program. The JRC shall meet at least quarterly during the term of the Research Program to manage and direct the Research Program, monitor and evaluate the progress and results of the Research Program, amend in writing the Research Protocol as appropriate, and evaluate the Research Information to select any Product Candidates and Collaboration Discoveries for further research and development under the Agreement. Such meetings may be face-to-face or by teleconference or videoconference, except that there must be one face-to-face meeting approximately every six (6) months. The JRC shall confer and make decisions regarding the status and direction of the Research Program and the other matters specified in the Research Program or otherwise set forth in this Agreement. The JRC shall maintain accurate records to document the discussions and decisions at each meeting. All decisions of the JRC shall be by unanimous consent. The JRC shall adopt reasonable procedures to promote prompt consensus on all matters requiring JRC decision, including development decisions and costs, and to resolve any disagreements relating thereto. In the event of any unresolved differences with respect to issues that come before the JRC, such differences shall be resolved pursuant to Article 8 of this Agreement.

         2.5 RECORDS AND REPORTS.

                  (a) RECORDS. Athersys and Gene-Cell shall maintain records that shall be complete and accurate and shall fully and properly reflect all work done and all results achieved, including raw data, in the performance of the Research Program ("Records"). The Records shall be kept with sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and shall allow thorough evaluation of all Research Information, Improvements and including potential Product Candidates and Collaboration Discoveries and shall be kept separately from all other work conducted by Athersys and Gene-Cell.

                  (b) COPIES AND INSPECTION OF RECORDS. Athersys and Gene-Cell shall have the right, during normal business hours and upon reasonable notice to inspect and copy all of the other Party's Records referenced in Section 2.5(a). The Parties shall maintain such Records and the Information disclosed therein in confidence in accordance with Article 5. All inspections, copying and visits hereunder shall be conducted in a manner so as not to disrupt significantly the other Party's business or cause any disclosure of any other information confidential to the other Party.

                  (c) QUARTERLY REPORTS. Within 30 days following the end of each calendar quarter during the term of this Agreement, each Party shall provide the other Party a written


                                       5.

progress report that shall describe the work performed to date on the Research Program, evaluate the work performed in relation to the goals of the Research Program, summarize all relevant Research Information created or developed and provide such other Information required by the Research Program or reasonably requested by Athersys or Gene-Cell relating to the progress of the goals or performance of the Research Program. Upon request, each Party shall promptly provide copies of its Records, described in Section 2.5(a) above, to the other Party. With such reports, each Party shall disclose and describe to the other Party in summary form the development, making, conception or reduction to practice of all Research Information and Improvements that are discovered, made, conceived or reduced to practice under the Research Program, and shall identify in detail all such Research Information that the reporting Party believes may be Collaboration Discoveries.

         2.6 RESEARCH PROGRAM TERM. Except as otherwise provided herein, the term of the Research Program shall commence on the Effective Date and continue for a period of three (3) years (the "Research Program Term") except that either Party may terminate the Research Program and this Agreement in accordance with
Section 10. The Parties may, by mutual written agreement executed by authorized representatives, extend the Research Program Term for one or more additional years. Upon extension of the Research Program Term, if applicable, Exhibit A setting forth the Research Protocol shall be amended in writing by mutual agreement of the Parties as appropriate to address the work to be conducted during such extension.

3.       DEVELOPMENT OF COLLABORATION DISCOVERIES.

         3.1 GENERAL. The Parties anticipate that the Research Program may result in Collaboration Discoveries that may be developed and commercialized as Product Candidates or as Other Products, as applicable. The Parties agree that they shall pursue the development and commercialization of all products based on Collaboration Discoveries solely as provided in this Article 3.

         3.2 DETERMINATION OF PRODUCT CANDIDATES AND COLLABORATION DISCOVERIES. The JRC shall have the sole authority to select and designate particular Research Information as constituting a Product Candidate or other Collaboration Discovery. The JRC, upon designating a Product Candidate or other Collaboration Discovery, shall promptly and simultaneously notify in writing each Party of such designation, identifying in detail the Product Candidate or other Collaboration Discovery and the commercial use intended therefore. Each Party shall have the right, under Section 2.5, to inspect all Research Information to evaluate the Product Candidate or Collaboration Discovery.

         3.3 RIGHTS TO DEVELOP AND COMMERCIALIZE. After the JRC has identified and designated a Product Candidate or a Collaboration Discovery, each Party shall have the rights set forth below to elect to develop and commercialize the Product Candidate or other Product based on such Collaboration Discovery. Each Party shall provide the other Party written notice, as soon as possible but in no event later than thirty (30) days after receiving notification from the JRC of a Product Candidate or Collaboration Discovery, of whether the Party wishes to develop and commercialize the Product Candidate or other Product based on such Collaboration Discovery. If a Party wishes to develop and commercialize such Product Candidate or Other Product, as applicable, (a "Participating Party"), it shall notify the other Party in the form set


                                       6.

forth in Exhibit B (a "Notice of Participation"). If a Party declines to develop and commercialize a Product Candidate or Other Product, as applicable, (a "Non-Participating Party"), it shall notify the other Party of such decision in the form set forth in Exhibit C (a "Participation Waiver").

         3.4 CO-DEVELOPMENT BY THE PARTIES.

                  (a) GENERAL. If both Parties elect, as provided in Section 3.3, to be a Participating Party to develop and commercialize a particular Product Candidate or Other Product, representatives of each Party shall meet to establish the terms under which such development and commercialization shall proceed, which shall be set forth in a development agreement ("Development Agreement") to be negotiated in good faith and entered into between the Parties for such purpose. Each such Development Agreement shall specify that the Parties shall share equally in the costs of developing and commercializing the applicable Collaboration Product or Other Product and in the profits from such commercialization, unless otherwise agreed, and shall establish the roles of each Party in and the mechanisms for pursuing such development and commercialization.

                  (b) WITHDRAWAL BY ONE PARTY. If, under a particular Development Agreement, a Participating Party desires to cease continuing its participation in the joint development conducted under such Development Agreement pursuant to Section 3.4(a), such Party (thereafter, the "Withdrawing Party") shall notify the other Party of such decision in the form of a Participation Waiver set forth in Exhibit C. Promptly thereafter, the Parties shall negotiate a Non-Participation License as contemplated in Section 3.5, which agreement shall also provide for additional provisions to compensate the Withdrawing Party (by an adjustment to the royalty rate or as otherwise agreed by the Parties) for the actual expenses the Withdrawing Party incurred in developing the applicable Collaboration Product or Other Product under such Development Agreement. The Withdrawing Party shall not be entitled to any share of profits realized from the commercialization of such Collaboration Product or Other Product, (as applicable), and instead shall receive payment as provided in such Non-Participation License.

                  (c) WITHDRAWAL OF BOTH PARTICIPATING PARTIES. If both Participating Parties decide they shall withdraw from further joint development work under a particular Development Agreement, the Parties may elect to license the Collaboration Product or Other Product (as applicable) covered by such Development Agreement, as provided in Section 3.6; the revenues received from licensing such Collaboration Product or Other Product shall be shared in percentages equal to the percentage of the total development costs incurred and paid by each Party under such Development Agreement prior to such election to withdraw.

3.5      DEVELOPMENT AND COMMERCIALIZATION BY ONE PARTY.

         If only one Party elects under Section 3.3 to be the Participating Party to develop and commercialize a particular Collaboration Product or Other Product (as applicable), the Parties shall negotiate in good faith and execute a separate license agreement for such Collaboration Product or Other Product (as applicable) subject to the Participation Waiver (the "Non-Participation License"). Such Non-Participation License shall require that the Participating Party shall pay the Non-Participating Party a royalty as set forth in Exhibit C, subject to such Participation Waiver (the "Non-Participation Royalty"); provided, however, that if the total



                                       7.

royalty burden on such Collaboration Product or Other Product exceeds fifteen percent (15%), the Parties shall negotiate in good faith and agree upon a lower Non-Participation Royalty in order to preserve the viability of the Collaboration Product or Other Product. Such Non-Participation License shall further require that, if the Participating Party sublicenses such Collaboration Product or Other Product to a Third Party, such Third Party shall be required to pay the Non-Participation Royalty directly to the Non-Participating Party. In addition to the terms set forth herein, all Non-Participation Licenses shall contain customary terms, including a commercially reasonable definition of "net sales" and other terms and conditions relating to payments; patent rights and related protection and prosecutions; auditing and review rights and confidentiality; representations and warranties; indemnities; and prohibition of assignment.

         3.6 LICENSE TO THIRD PARTIES. If neither Party elects under Section 3.3 to develop and commercialize a particular Collaboration Product or Other Product (as applicable), the Parties may jointly decide to license the Product Candidate or other Product or related Collaboration Discovery to a Third Party. Neither Party shall have the sole right, on its own and without agreement of the other Party, to license a Product Candidate, Other Product or Collaboration Discovery to any Third Party, but each Party agrees to use good faith diligent efforts to cooperate with the other Party in seeking to obtain such license agreement so as to maximize the commercial value to the Parties of such Collaboration Discoveries, Other Product or Product Candidates. All amounts to be received from such licensing to Third Party shall be shared equally by the Parties unless otherwise agreed.

         3.7 FAILURE TO DISCLOSE RESEARCH INFORMATION. If a Party fails to disclose to the other Party any Research Information as required by this Agreement, and which is later determined to be a commercially-useful invention or product opportunity, the non-disclosing Party shall waive all right, title and ownership to the undisclosed Research Information.

4.       LICENSES AND LIMITATIONS.

         4.1 GRANT BY ATHERSYS. Subject to the terms of this Agreement, Athersys hereby grants to Gene-Cell a nonexclusive, limited license, including the right to sublicense Affiliates solely as permitted in Section 2.1, under the Athersys Know-How and Athersys Patents solely to conduct Gene-Cell's obligations under the Research Program.

         4.2 GRANT BY GENE-CELL. Subject to the terms of this Agreement, Gene-Cell hereby grants to Athersys the nonexclusive, limited license, including the right to sublicense to Research Institutions solely as permitted in Section 2.1, under the Gene-Cell Know-How and Gene-Cell Patents solely to conduct Athersys' obligations under the Research Program.

         4.3 COMMERCIAL LICENSES. Upon the effectiveness of a Participation Waiver as set forth in Sections 3.3 or 3.4(b), the Non-Participating Party shall grant to the Participating Party an exclusive, worldwide license, with rights to sub-license, under the Non-Participating Party's interests in the Research Information and Joint Patents, to make, use, and sell the particular Collaboration Product or Other Product subject to such Participation Waiver.

         4.4 LIMITATIONS. Athersys and Gene-Cell each covenants that it shall not use or practice the other Party's know-how or Patents licensed in Sections 4.1, 4.2, and 4.3 except as



                                       8.

expressly provided and permitted for the specific purposes for which the license is granted, and for no other purpose.

5.       INTELLECTUAL PROPERTY.

         5.1 OWNERSHIP.

                  (a) ATHERSYS INTELLECTUAL PROPERTY. Athersys shall remain the sole owner of the Athersys Know-How, including but not limited to the Athersys SMC Technology, and of the Athersys Reagents and the Athersys Patents, and of any Improvements to any such property made by either Party or jointly. Athersys shall have the sole right and responsibility, at its sole discretion, for patent prosecution and choice of patent counsel in relation to Athersys Know-How, the Athersys SMC Technology and Athersys Patents, including any Improvements, and shall pay all expenses associated therewith. Gene-Cell (and its Affiliates, if applicable) hereby assigns and agrees to assign to Athersys its entire interest in any Improvements to the Athersys Know-How, Athersys SMC Technology and/or Athersys Patents.

                  (b) GENE-CELL INTELLECTUAL PROPERTY. Gene-Cell shall remain the sole owner of the Gene-Cell Know-How, including but not limited to the Gene-Cell Technology, and of the Gene-Cell Patents, and of any Improvements to either made by either Party or jointly. Gene-Cell shall have the sole right and responsibility, at its sole discretion, for patent prosecution and choice of patent counsel in relation to Gene-Cell Know-How and Gene-Cell Patents, including any improvements, and shall pay all expenses associated therewith. Athersys (and each Research Institution, if applicable) hereby assigns and agrees to assign to Gene-Cell its entire interest in any Improvements to the Gene-Cell Know-How and/or Gene-Cell Patents.

                  (c) JOINT INTELLECTUAL PROPERTY. Subject to the other terms of the Agreement, Athersys and Gene-Cell shall each own an undivided one-half interest in and to any and all Research Information and all intellectual property rights claiming or covering or appurtenant thereto (including the Joint Inventions and Joint Patents), but excluding all Improvements. Athersys and Gene-Cell shall have the right to grant licenses under such Research Information and Joint Inventions and the Joint Patents, but only subject to all limitations thereon provided for in this Agreement with respect to all Collaboration Discoveries.

5.2      PATENT PROSECUTION AND MAINTENANCE; ABANDONMENT.

                  (a) PRE-EXISTING TECHNOLOGIES. Each Party shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of all of that Party's Patents claiming its Pre-existing Technologies.

                  (b) JOINT INVENTIONS. The JRC shall establish the patent strategy for all Joint Patents claiming inventions in the Research Information or Joint Inventions, consistent with a future Development Agreement relating to such inventions. The JRC shall supervise and direct the filing, prosecution and maintenance of all Joint Patents. The JRC shall provide each Party with (i) drafts of any new patent application that covers inventions in Research Information or Joint Inventions prior to filing that application, allowing adequate time for review and comment by the Party if possible; provided, however, the JRC shall not be obligated to delay the filing of any patent application; and (ii) copies of all correspondence from any and all patent offices


                                       9.

concerning patent applications covering Joint Inventions and an opportunity to comment on any proposed responses, voluntary amendments and submissions of any kind to be made to any and all such patent offices. The Parties shall share equally in the costs and expenses of patent prosecution of Joint Inventions unless the Parties agree in writing to different terms.

                  (c) IMPROVEMENTS. A Party that owns an Improvement (as provided in Section 4.1) shall have the sole right, at its discretion, to pursue Patents claiming inventions therein.

5.3      ENFORCEMENT OF PATENT RIGHTS.

         (a) PRE-EXISTING TECHNOLOGIES. Each Party shall have the sole right, but not the obligation, to institute, prosecute or control any action or proceeding with respect to infringement by a Third Party of one or more issued Patents covering the Party's Pre-existing Technologies.

         (b) JOINT PATENTS. If either Party becomes aware of conduct by a Third Party that potentially infringes one or more Joint Patents, that Party shall notify the other Party in writing (the "Notice") of the potential infringement within ten (10) days of becoming aware of such infringement. The Parties shall promptly confer to discuss the potential infringement and, within thirty (30) days of the Notice, shall determine a course of action including, without limitation, the commencement of legal action by either or both of Athersys and Gene-Cell to terminate any such infringement. Except as otherwise provided in any Development Agreement or Non-Participation License (as set forth in Sections
3.4 and 3.5, respectively) with respect to the applicable Joint Patent, each Party shall have the right, but not the obligation, to initiate such legal action at its sole expense. If only one Party takes such legal action at its sole cost, that Party alone shall be entitled to all damages awarded or any settlement paid as a result of such legal action. If both Parties commence such legal action jointly, the Parties shall share equally all costs and all recovered damages or settlement payments arising from such legal action.

6.       CONFIDENTIALITY.

         6.1 CONFIDENTIAL INFORMATION. Except as expressly provided herein, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated and permitted by this Agreement any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving Party by competent written evidence that such Confidential Information:

                  (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;



                                      10.

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

                  (d) was independently developed by the receiving Party as demonstrated by competent written evidence prepared contemporaneously with such independent development; or

                  (e) was subsequently lawfully disclosed to the receiving Party by a person other than a Party hereto.

         6.2 AUTHORIZED DISCLOSURE. Notwithstanding the foregoing, a Party may disclose the Confidential Information of the other Party to the extent such disclosure is reasonably necessary in the following instances:

                  (a) Regulatory filings;

                  (b) Prosecuting or defending litigation;

                  (c) Complying with applicable governmental regulations;

                  (d) Conducting clinical trials;

                  (e) Making a permitted sublicense;

                  (f) Disclosure, in connection with the performance of this Agreement, to Affiliates, Research Institutions, sublicensees, research collaborators, employees, consultants, or agents, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6; and

                  (g) Disclosure to existing or potential investment bankers, investors and/or merger or acquisition parties, provided that the disclosing Party uses reasonable efforts to obtain from such recipient prior to disclosure an agreement to be bound by obligations of confidentiality and non-use at least similar in scope to those set forth in this Article 6.

         If a Party is required to make any disclosure of another Party's confidential information that is authorized under this Section 6.2, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise) and to limit the extent of the disclosure as much as possible.

         6.3 PUBLIC DISCLOSURE. Except as otherwise required by law, neither Party shall issue a press release or make any other disclosure of the terms of this Agreement or any aspect of the research conducted pursuant to this Agreement without the prior approval of such press release or disclosure by the other Party hereto. Each Party shall submit any such press release or disclosure to the other Party, and the receiving Party shall have five (5) days to review and approve any such press release or disclosure, which approval shall not be unreasonably withheld. In addition, if a public disclosure is required by law, including without limitation in a filing with



                                      11.

the Securities and Exchange Commission, the disclosing Party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the nondisclosing Party's prior review and comment.

         6.4 CONFIDENTIAL TERMS. Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement or any aspect of the research conducted pursuant to this Agreement to any Third Party without the consent of the other Party; provided, however, that either Party shall have the right to disclose the material terms of this Agreement under strictures of confidentiality to any potential acquirer, candidate merger, partner, investment bank, venture capital firm, or other financial institution or investor to obtain financing; and provided further that either Party shall have the right to disclose the material terms of this Agreement under strictures of confidentiality to any bona fide potential strategic partner and to Affiliates.

7.       REPRESENTATIONS AND WARRANTIES.

         7.1 ATHERSYS. Athersys represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Athersys; (iii) Athersys has the right to grant the license and rights granted in this Agreement; and (iv) there are no agreements of Athersys with any Third Parties that would prevent the grant of the licenses granted in this Agreement.

         7.2 GENE-CELL. Gene-Cell represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada; and (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Gene-Cell; (iii) Gene-Cell has the right to grant the license and rights granted in this Agreement; and (iv) there are no agreements of Gene-Cell with any Third Parties that would prevent the grant of the licenses granted in this Agreement.

         7.3 DISCLAIMER OF WARRANTIES. EACH PARTY'S KNOW-HOW AND PATENTS ARE PROVIDED AND LICENSED TO THE OTHER "AS IS", AND NEITHER PARTY MAKES ANY REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT THERETO OR TO THE PRODUCTS BASED THEREON, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

8.       DISPUTE RESOLUTION.

         8.1 MEDIATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled promptly, the Parties agree first to try in good faith to settle the dispute by good faith discussions between the CEOs of each Party. If such discussions do not resolve the dispute within thirty (30) days after a Party has referred the dispute to resolution by the CEOs, the Parties agree to submit such dispute within twenty
(20) days to non-binding mediation under the Commercial Mediation Rules of the American



                                      12.

Arbitration Association. If such mediation fails to resolve the dispute within ninety (90) days, either Party may proceed to seek any remedies available to it.

         8.2 ARBITRATION. Subject to Section 8.1, Athersys and Gene-Cell agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach thereof, shall be settled by binding arbitration in New York, New York, United States of America, under the then-current Rules of Commercial Arbitration of the American Arbitration Association by one (1) arbitrator appointed in accordance with such Rules. The arbitrators shall determine what discovery will be permitted, based on the principle of limiting the cost and time that the Parties must expend on discovery; provided, however, that the arbitrators shall permit such discovery as they deem necessary to achieve an equitable resolution of the dispute. The decision and/or award rendered by the arbitrator shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award punitive or exemplary damages against any Party. The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the Parties, unless the arbitrator determines otherwise.

9.       INDEMNIFICATION.

         9.1 GENE-CELL. Gene-Cell shall indemnify, defend and hold harmless Athersys and its directors, officers and employees (each an "Athersys Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (each a "Liability") resulting from a claim, suit or proceeding made or brought by a Third Party against an Athersys Indemnitee arising from or occurring as a result of (i) any breach of the representations and warranties set forth in Section 7, or (ii) the performance by Gene-Cell of its obligations hereunder, or (iii) any development, testing, manufacture, importation, use, offer for sale, sale or other distribution of any Collaboration Product or Other Product by Gene-Cell or its Affiliates or its sublicensees (including, without limitation, product liability and patent infringement claims), pursuant to Section 3.5, where Gene-Cell is the Participating Party with respect thereto, except, in each case, to the extent caused by the negligence or willful misconduct of Athersys.

         9.2 ATHERSYS. Athersys shall indemnify, defend and hold harmless Gene-Cell and its directors, officers and employees (each an "Gene-Cell Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (each a "Liability") resulting from a claim, suit or proceeding made or brought by a Third Party against a Gene-Cell Indemnitee, arising from or occurring as a result of (i) any breach of the representations and warranties set forth in Section 7, (ii) any development, testing, manufacture, importation, use, offer for sale, sale or other distribution of any Collaboration Product or Other Product by Athersys or its Affiliates or Sublicensees (including, without limitation, product liability and patent infringement claims) pursuant to Section 3.5 where Athersys is the Participating Party with respect thereto, except in each case to the extent caused by the negligence or willful misconduct of Gene-Cell.

         9.3 PROCEDURE. In the event that any Indemnitee intends to claim indemnification under this Article 9, it shall promptly notify the other Party (the "Indemnitor") in writing of such



                                      13.

alleged Liability. The Indemnitor shall have the sole right to control the defense and settlement thereof. The Indemnitees shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Article 13. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the Indemnitor, which the Indemnitor shall not be required to give.

10.      TERMINATION.

         10.1 TERMINATION FOR CAUSE. Either Party may terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, and such default has continued for sixty (60) days after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach or default prior to the expiration of the sixty (60) day period. Notwithstanding the above, in the case of a failure to timely pay any amounts due hereunder, the period for cure of any subsequent default following notice thereof shall be thirty (30) days and, unless payment is made within such period the termination shall become effective at the end of such period.

         10.2 TERMINATION UPON MERGER OR ACQUISITION. Either Party may terminate this Agreement in the event that the other Party has merged with or been acquired by a competitor of the terminating party. The terminating Party shall provide the other Party with written notification of its intent to terminate within sixty (60) days after the closing of such merger or acquisition, and the termination shall become effective ninety (90) days after the date of such notification. During such time, the Parties will negotiate in good faith and agree in writing upon the terms of such termination.

         10.3 TERMINATION WITHOUT CAUSE. Either Party may terminate the Agreement at any time on 90 days written notice, provided that Article 3 and
Article 4 shall remain in place for all Research Information discovered prior to such termination.

10.4     EFFECT OF TERMINATION.

                  (a) ACCRUED RIGHTS AND OBLIGATIONS. Termination of this Agreement for any reason shall not release any Party hereto from any liability that, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to injunctive relief as a remedy for any such breach.

                  (b) RETURN OF CONFIDENTIAL INFORMATION. Upon any termination of this Agreement, Athersys and Gene-Cell shall promptly return to the other Party all Confidential Information of the other; provided counsel of each Party may retain one (1) copy of such Confidential Information solely for archival purposes and for ensuring compliance with Article 2.6(a).



                                      14.

                  (c) SURVIVAL. Sections 3.4, 3.5, 3.6, 7.3 and 10.4, and Articles 5, 6, 7, 8, 9 and 11 of this Agreement shall survive termination of this Agreement for any reason.

11.      MISCELLANEOUS.

         11.1 GOVERNING LAW. This Agreement and any dispute, including without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of New York, without giving effect to its conflict of laws rules and regulations.

         11.2 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         11.3 ASSIGNMENT. Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party.

         11.4 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

If to Gene-Cell:           Gene-Cell, Inc.
                           110 Hercules Avenue
                           Houston, Texas  77058
                           Attn:  President
                           Fax No.: (281) 461-7408

If to Athersys:            Athersys, Inc.
                           3201 Carnegie Avenue
                           Cleveland, Ohio 44115-2634
                           Attn:  President
                           Fax No.: (216) 361-9495

         11.5 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

         11.6 ADVICE OF COUNSEL. Gene-Cell and Athersys have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.



                                      15.

         11.7 COMPLIANCE WITH LAWS. Each Party will comply with all applicable laws and regulations in connection with its performance under this Agreement. Each Party shall furnish to the other Party any information requested or required by that Party during the term of this Agreement or any extensions hereof to enable that Party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

         11.8 FURTHER ASSURANCES. At any time or from time to time on and after the date of this Agreement, either Party shall at the request of the other Party hereto (i) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license as required by this Agreement, and (ii) take or cause to be taken all such actions as are necessary for the compliance with the terms and intent of this Agreement and the transactions contemplated hereby.

         11.9 SEVERABILITY. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. In such event, the parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

         11.10 WAIVER. It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         11.11 COMPLETE AGREEMENT. This Agreement, together with its Exhibits, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and that all prior agreements, including the Letter, respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and duly executed on behalf of both parties.

         11.12 USE OF NAME. Unless otherwise permitted by this Agreement or required by applicable laws or regulations, neither Party shall use the name or trademarks of the other Party without the prior written consent of such other Party.

         11.13 HEADINGS. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         11.14 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.



                                      16.

         IN WITNESS WHEREOF, Gene-Cell and Athersys have executed this Agreement by their respective duly authorized representatives.

GENE-CELL, INC.                                ATHERSYS, INC.

By: /s/ Brian R. Davis                         By: /s/ Gil Van Bokkelen
   --------------------------------------         ------------------------------

Print Name: /p/ Brian R. Davis                 Print Name: /p/ Gil Van Bokkelen
           ------------------------------                 ----------------------

Title: President & CEO                         Title: President & CEO
      -----------------------------------            ---------------------------



                                      17.